Exhibit 32.2

Certification of

Chief Financial Officer

of First Financial Bankshares, Inc.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and accompanies the quarterly report on Form 10-Q (the “Form 10-Q”) for the quarter ended June 30, 2012 of First Financial Bankshares, Inc. (the “Company”).

I, J. Bruce Hildebrand, the Executive Vice President and Chief Financial Officer of the Company certify that:

1. the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2. the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 27, 2012

By:	/s/ J. Bruce Hildebrand
J. Bruce Hildebrand
Chief Financial Officer

Subscribed and sworn to before me this 27th day of July, 2012.

/s/ Vickie L. Sadler
Vickie L. Sadler
Notary Public

My commission expires: November 25, 2014